SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

Filed by the Registrant  |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement      |_|      Confidential, For Use
                                               of the Commission Only
                                               (as permitted by
                                               Rule 14a-6(e) (2))

|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                  Metromedia International Group, Inc.
-------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

Elliott Associates, L.P. and Elliott International, L.P.
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

        |X| No fee required.

        |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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         |_| Fee paid previously with preliminary materials:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

                                [Lens Letterhead]


     Contact: Richard A. Bennett                    Scott Sunshine
              Chief Activism Officer                TowersGroup
              Lens                                  (212) 354-5020
              (207) 775-4296                        scottsunshine@towerspr.com
              rbennett@lens-inc.com


     TRIAL DATE SET TO COMPEL METROMEDIA INTERNATIONAL GROUP TO HOLD ANNUAL
                              STOCKHOLDERS MEETING

NEW YORK, July 18, 2001 -- Elliott Associates, L.P. and Elliott International, L.P. (together "Elliott"), institutional investment firms under common management, have been granted an August 10 trial date by the Delaware Chancery Court to hear the case of Elliott vs. Metromedia International Group, Inc. (AMEX: MMG). Elliott has filed a complaint against MMG under Section 211 of the Delaware General Corporation Law to compel the company to schedule its 2001 annual meeting of stockholders. More than 13 months have passed since MMG's last annual meeting, and as such, the Delaware Court may summarily order MMG to schedule and hold an annual meeting.

Elliott is working with Lens Investment Management, LLC ("Lens"), the shareholder activist specialist, in its dealings with MMG.

"This development sets in motion a process that may finally lead to an annual meeting for the stockholders of MMG," said Richard A. Bennett, a principal of Lens. "We believe the company's delay in holding the annual meeting is unconscionable, especially in light of the decline in the company's stock price. The annual meeting is the cornerstone of corporate governance and stockholder accountability. It is critical that an annual meeting be held so that stockholders are provided a forum to hold their management and board of directors accountable."
                                     (MORE)
TRIAL DATE SET TO COMPEL METROMEDIA INTERNATIONAL.../2


Elliott has filed an amended preliminary proxy statement with the Securities and Exchange Commission in connection with the 2001 Annual Meeting of MMG. The proxy nominates two candidates to the MMG Board of Directors and puts forward two stockholder proposals. The amended preliminary proxy statement, which can be found on the SEC's website (http://www.sec.gov), discusses a number of issues that Elliott believes have resulted in the downward trend in MMG's stock price.

Metromedia International Group, Inc. is a global communications and media company operating telephony and television businesses in Eastern Europe, the republics of the former Soviet Union and other emerging markets. The company, headed by Chairman John W. Kluge and CEO Stuart Subotnick, also owns the lawn and garden equipment manufacturer Snapper, which it has called a "non-core" asset.

     Elliott Associates, L.P. and Elliott International, L.P. are institutional investors with a collective ownership of approximately 4.0% of MMG Common Stock. Elliott Associates is based in New York, and Elliott International is based in the Cayman Islands. The investment activities of Elliott Associates and Elliott International are under common management.

Founded in 1991 by Robert A.G. Monks as an investment management firm, Lens was among the first fund managers to take an active role in corporate governance. Over the past decade, Lens, which no longer operates as a portfolio manager but rather as a specialist in investor activism, has succeeded in increasing the value of shareholders' investment in companies including Scott Paper, American Express, Eastman Kodak and Pioneer Group.



                                     (MORE)



TRIAL DATE SET TO COMPEL METROMEDIA INTERNATIONAL.../3


     PLEASE READ THE PROXY STATEMENT OF ELLIOTT ASSOCIATES, L.P. AND ELLIOTT INTERNATIONAL, L.P. WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION. YOU MAY OBTAIN THIS PROXY STATEMENT, OR ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT WWW.SEC.GOV AND AT WWW.FREEEDGAR.COM. YOU MAY ALSO OBTAIN THIS PROXY STATEMENT, OR ANY OTHER INFORMATION RELEVANT TO THE SOLICITATION OF PROXIES BY ELLIOTT ASSOCIATES AND ELLIOTT INTERNATIONAL, BY CONTACTING LAWRENCE
E. DENNEDY BY MAIL AT MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010, OR BY CALLING MR. DENNEDY TOLL FREE AT (800) 322-2885. PRESENTLY, A PRELIMINARY FORM OF THIS PROXY STATEMENT IS PUBLICLY AVAILABLE.


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